UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 13, 2005

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

DIRECTORS, KEY MANAGEMENT AND STAFF GRANTED RIGHTS TO SHARES

Irene SP Kuan has been formally appointed as the full time CFO of the company. As part of her contract she will be allotted 2 million shares over three years. She will be entitled to 667,000 shares to be issued immediately for her contribution in the year 2005/06, 667,000 shares to be issued after 12 months and 666,000 to be issued after 24 months.

Item 2.03

NME REDEEMS DEBENTURE AND ALL OBLIGATIONS RELATED TO TRANSACTION DATED 13th December 2005

NME discharged the debenture on New Medium Enterprises UK Ltd, a wholly owned subsidiary of New Medium Enterprises, Inc dated 6 January 2006 held by Tribal SARL, on 19th April 2006 by the payment of the letter of credit facility.

As part of the debenture agreement the company issued warrants for up to US$1,100,000 at the discount to market of 25% with a right to exercise over a period of five years i.e. till 20th April 2011.

Both parties have now agreed that the debenture be discharged as of 23rd June 2006 and as full and final settlement of the special condition in the debenture term sheet, it has been agreed to grant BITE Investments Inc 12.5 million Common Shares of Restricted Stock of NME (Rule 144) to represent the 7.5% shares due from the expanded share capital at that date.